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                                                                    EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the inclusion in the foregoing Registration Statement on Form SB-2 of Kanakaris Wireless of our report for the years ended September 30, 2001 and 2000, dated December 7, 2001, relating to the consolidated financial statements of Kanakaris Wireless and Subsidiaries and of our report for the years ended December 31, 2001 and 2000, dated June 14, 2002, relating to the financial statements of Fast Forward Marketing, Inc. and to the reference to our firm under the caption "Experts" in the above-referenced Registration Statement.

                                             /s/ Weinberg & Company, P.A.

                                             WEINBERG & COMPANY, P.A.

                                             Certified Public Accountants

Los Angeles, California
October 4, 2002